EXHIBIT NO. 10.138

                      PURCHASE AGREEMENT FOR REAL PROPERTY

                             AND ESCROW INSTRUCTIONS


    This Purchase Agreement for Real Property and Escrow
Instructions ("Agreement") is between IB Brell, L.P. ("Seller"), and Mack-Cali Realty, L.P. a Delaware Limited Partnership
("Buyer").

    1. PURCHASE OF PROPERTY. Seller agrees to sell to Buyer and Buyer agrees to purchase from Seller, the Property (as described in Paragraph 2.1), in consideration for the payment of the Purchase Price (as described in Paragraph 2.2), together with the respective promises of the parties set forth in this Agreement.

    2. BASIC TERMS AND DEFINITIONS.

                  2.1 PROPERTY. The term "Property" shall mean: (i) the land ("Land") together with all improvements and buildings located on the Land, including the buildings ("Buildings") commonly referred to as 10 Mountainview Road, Upper Saddle River, Bergen County, New Jersey, as more particularly described on the attached Exhibit "A", (ii) Seller's leasehold rights in the leases with the tenants described on the attached Exhibit "B" ("Leases"), (iii) whatever rights Seller has in any easements, rights of way, and real property rights appurtenant to the Land, to the extent they are assignable (collectively, "Real Property Rights"), whatever rights Seller has in the Contracts, Warranties and Guaranties (as defined in Paragraph 13.1); (v) whatever rights Seller has in all personal property, fixtures, equipment and inventory owned by Seller and located on or at the Property, or used in connection with the Property (the "Personal Property"), specifically excluding any and all Property owned by tenant's in the Buildings and/or owned by the Buildings property management company, and (vi) whatever rights Seller has in any names to which the Property is commonly known, and any other intangible rights appurtenant to the Property. (Notwithstanding anything to the contrary contained in this Agreement, Seller is not transferring any rights or interests in: (1) the name or portion of the names "IB Brell," "K/B," "Koll," or "Bren", nor shall Buyer have any rights to use of the names or portions of the names "IB Brell," "K/B," "Koll," or "Bren" with regard to the Property or otherwise, (2) any Rents (as defined in Paragraph 7.4(a)) or other amounts payable by tenants under the Leases for periods prior to the Closing, (3) any Rents or other amounts
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payable by any former tenants of the Property, and (4) any judgements, stipulations, orders, or settlements with any tenants under the Leases or former tenants of the Property for periods prior to closing ((1) through (4) collectively, the "Excluded Property").

                  2.2 PURCHASE PRICE. Twenty Four Million Five Hundred Thousand Dollars ($24,500,000.00) ("Purchase Price").

                  2.3        TERMS OF PURCHASE.

                             (a)   The Deposit.  Upon the full execution of
this Agreement, a cashier's or certified check in the amount of Five Hundred Thousand Dollars ($500,000.00) (the "Deposit") shall be delivered to Escrow Holder by Buyer as a condition to the "Opening of Escrow" as provided in Paragraph 7.2. Escrow Holder shall place the Deposit in an interest-bearing account and all earned interest shall accrue to the Buyer's benefit, unless Seller is entitled to the Deposit as liquidated damages under Paragraph 6.5, in which event the interest shall accrue to Seller's benefit. For purposes of this Agreement, any accrued interest shall be deemed part of the "Deposit". Upon expiration of the Feasibility Period, if Buyer has not previously terminated this Agreement by its terms then the Deposit shall be disbursed as provided in Paragraph 6 or Paragraph 7.7 as applicable.

                             (b)   Buyer's Cash at Closing.  The balance of
the Purchase Price less the amount of the Deposit, plus any other amounts to be paid by Buyer under this Agreement, shall be delivered to Escrow Holder by Buyer as provided in Paragraph 5.3.

                  2.4 EFFECTIVE DATE. The effective date of this Agreement is February 9, 1998 ("Effective Date").

                  2.5 OUTSIDE DATE. The last day that Closing may occur shall be February 12, 1998 at 5:00 p.m. ("Outside Date").

                  2.6 TITLE APPROVAL PERIOD. The "Title Approval Period" shall end on February 10, 1998 at 5:00 p.m.

                  2.7 FEASIBILITY PERIOD. The "Feasibility Period" shall end on February 10,1998 at 5:00 p.m.

                  2.8 ESCROW HOLDER. The escrow holder is Chicago Title Company ("Escrow Holder"), whose address is 16969 Von
Karman, Irvine, California 92606, Escrow Officer: Joy Eaton;
Telephone: (714) 263-0123; Telecopier: (714) 263-0356.

                  2.9        TITLE COMPANY.  The title company is Chicago
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Title Company ("Title Company") whose address is 16969 Von
Karman, Irvine, California 92606, Title Coordinator: John Premac;
Telephone: (714) 263-0123; Telecopier: (714) 263-0356.

    3. CONDITIONS PRECEDENT TO BUYER'S PERFORMANCE. Buyer's obligation to purchase the Property is subject to the satisfac tion or waiver of all the conditions set forth below (which are for Buyer's benefit) within the time periods specified and if no time period is specified by the Outside Date.

                  3.1 TITLE CONDITION.

                             3.1.1 Seller has requested from the Title Company
a current ALTA coverage preliminary report for the Property (the "Preliminary Report"), together with copies of all documents available to the Title Company referenced as recorded exceptions in the Preliminary Report.

                             3.1.2 Buyer shall have until the last day of the
Title Approval Period to secure from the Title Company a commitment for title insurance coverage in a form and with exceptions and endorsements acceptable to Buyer in its sole and absolute discretion (the "Title Policy"). By the end of the Title Approval Period, Buyer shall provide written notice to Seller and Escrow Holder as to whether Buyer has received from the Title Company a commitment for the Title Policy acceptable to Buyer in its sole and absolute discretion (either "Title Approval Notice" or "Title Rejection Notice"). In order to be effective, the Title Approval Notice, if given, shall also contain a copy of the Title Policy which will be required for purposes of satisfying Buyer's Paragraph 3.8 condition precedent to its performance. If Seller and Escrow Holder receive a Title Approval Notice from Buyer by the end of the Title Approval Period, this title condition shall be conclusively deemed satisfied in all respects. If Seller and Escrow Holder do not receive either form of written notice, or receive the Title Rejection Notice by the end of the Title Approval Period, Escrow and this Agreement shall terminate and the Deposit shall be returned to Buyer, as provided in Paragraph 6.3.

                             3.1.3 Upon the Close of Escrow, Buyer shall be
deemed to have purchased the Property subject to the following:

                                       (a) Any and all exceptions to title shown
in the Title Policy;

                                       (b) All matters which could be revealed
or disclosed by physical inspection and an accurate survey of the Property;
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                                       (c) General, special and supplemental
real property taxes and assessments not yet due and payable; and

                                       (d) Any and all Leases, rights of vendors
and holders of security interests on personal property installed upon the Property by tenants, and the rights of tenants to remove personal property and/or fixtures at the expiration of the term of such Leases.

                             3.1.4     Nothing in this Paragraph 3.1 shall
obligate Buyer or Seller to expend any funds to cure any title defects unless the parties have expressly committed to do so in writing. However, if after the effective date of the Preliminary Report and the endorsements thereto (the last of which dated December 22, 1997, the Title Company supplements the Preliminary Report such that new monetary liens are shown as exceptions to the Title Policy, and such new monetary lien exceptions arose from written contracts executed by Seller, Seller shall cause such monetary lien exceptions to be removed from the Title Policy.

                  3.2        FEASIBILITY CONDITION.

                             3.2.1     Buyer shall have until 5:00 p.m. on the
last day of the Feasibility Period to confirm, in Buyer's sole and absolute discretion, and at Buyer's sole expense, whether Buyer may feasibly acquire and use the Property for Buyer's intended purpose. During the Feasibility Period, Buyer shall, in addition to all other matters regarding the Property, have reviewed (or shall have assumed the risk of not reviewing) all of the following:

                                       (a)
    the physical condition of the Property;

                                       (b)
    the availability of all necessary utilities and gravity sewers and storm drains for the Property;

                                       (c)
    the Leases;

                                       (d)
    building inspection reports, roof inspection reports, building plans, HVAC inspection reports, soils reports, and engineering reports to the extent available;

                                       (e)
    income and expense statements to the extent available;

                                       (f)
    all permits and all applicable local, state and federal zoning ordinances, land use controls and regulations, and other rules, regulations and laws;

                                       (g)
     service contracts, tax bills and other written agreements or notices which affect the Property to the extent available;

                                       (h)
    the existing soil and environmental condition, both with regard to improvements, the Buildings, surface and subsurface, including the existence of toxic waste and hazardous substances;

                                       (i)
    the economic feasibility of Buyer's intended use of the Property;

                                       (j)
    the ability of Buyer to secure funds sufficient to purchase the Property; and

                                       (k)
    any other matters which are or may be relevant to Buyer's decision whether or not to purchase the Property.

                             3.2.2 By the end of the Feasibility Period, Buyer
shall provide written notice to Seller and Escrow Holder as to whether Buyer approves (in its sole and absolute discretion) the feasibility of acquiring the Property (either "Feasibility Notice" or "Non-Feasibility Notice"). If Seller and Escrow Holder receive a Feasibility Notice from Buyer by the end of the Feasibility Period, this feasibility condition shall be conclusively deemed satisfied in all respects including Buyer's approval of each of the items set out in Paragraph 3.2.1. If Seller and Escrow Holder do not receive either form of written notice, or receive the Non-Feasibility Notice, by the end of the Feasibility Period, Escrow and this Agreement shall terminate, and the Deposit shall be returned to Buyer, as provided in Paragraph 6.3.

                             3.2.3     Prior to the Close of Escrow, or in the
event the Close of Escrow never occurs, Buyer hereby agrees that any information (whether written or verbal), reports, materials, studies or other work product, which it now has or may obtain pursuant to the provisions of this Agreement, shall remain strictly confidential. Prior to the Close of Escrow, or in the event the Close of Escrow never occurs, Buyer shall use reasonable efforts not to reveal the existence or contents of any such items to any of its employees, agents, representatives, or affiliates (except as reasonably required in connection with Buyer's evaluation of the Property) or to governmental or quasi-governmental agencies or bodies. Buyer and Seller, for themselves and their affiliates, subsidiaries, agents, and employees and retained professionals, agree to keep this Agreement and all of its terms confidential both prior to Close of Escrow and to not make any public announcements or public disclosures or communicate with any media with respect to the subject matter hereof without the prior written consent of the other party (in their sole and absolute discretion), provided, however, that each party shall have the right to make such disclosures as are required by law, including but not limited to required disclosures to the Securities and Exchange Commission, the New York Stock Exchange (which disclosure of this entire Agreement shall be made in printed or electronic fashion), or needed for the transaction to occur (e.g., consultants, capital sources, affiliates, officers, directors, shareholders and employees) which disclosures shall not include, unless specifically required by law, the identity of the Seller or the Purchase Price.

                             3.2.4       BUYER ACKNOWLEDGES THAT (1) BUYER HAS
RECEIVED COPIES OF THE ENVIRONMENTAL REPORTS LISTED ON EXHIBIT J ATTACHED HERETO
(2) IF SELLER DELIVERS ANY ADDITIONAL ENVIRONMENTAL REPORTS TO BUYER, BUYER WILL ACKNOWLEDGE IN WRITING THAT IT HAS RECEIVED SUCH REPORTS PROMPTLY UPON RECEIPT THEREOF, AND (3) ANY ENVIRONMENTAL REPORTS DELIVERED OR TO BE DELIVERED BY SELLER OR ITS AGENTS OR CONSULTANTS TO BUYER ARE BEING MADE AVAILABLE SOLELY AS AN ACCOMMODATION TO BUYER AND MAY NOT BE RELIED UPON BY BUYER IN CONNECTION WITH THE PURCHASE OF THE PROPERTY. BUYER AGREES THAT SELLER SHALL HAVE NO LIABILITY OR OBLIGATION WHATSOEVER FOR ANY INACCURACY IN OR OMISSION (EXCEPT FOR THE PARAGRAPH 9.1(C) REPRESENTATION AND WARRANTY) FROM ANY ENVIRONMENTAL REPORT. BUYER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO THE EXPIRATION OF THE INSPECTION PERIOD, ITS OWN INVESTIGATION OF THE ENVIRONMENTAL CONDITION OF THE PROPERTY TO THE EXTENT BUYER DEEMS SUCH AN INVESTIGATION TO BE NECESSARY OR APPROPRIATE.


                  3.3 REPRESENTATIONS AND WARRANTIES. All of Seller's Representations and Warranties shall be true as of Closing or qualified as provided in Paragraph 9.1

                  3.4 DELIVERY OF DOCUMENTS. Seller shall have signed, acknowledged and timely delivered all documents and instruments
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to Escrow Holder as required by Paragraph 5.3 below.

                  3.5 PERFORMANCE OF COVENANTS. Seller shall have timely performed all of its covenants and terms under this Agreement.

                  3.6 ESTOPPEL CERTIFICATES. For Leases covering seventy-five percent (75%) of the leased square footage of the Property, excluding Leases with ITT Fluid Technology and Professional Detailing, Inc. and the square footage attributable to those leases from the said calculation, Buyer shall have received from the tenants under such Leases a signed tenant estoppel certificate in the form attached as Exhibit "C" ("Tenant Estoppel Certificate"). Buyer shall have also received a signed Tenant Estoppel Certificate from both Corning Life Sciences, Inc. and Thompson Minwax Company, Innapharma, Inc. and Neuromedical Systems, Inc. The leased square footage of the Property of these four tenants and the receipt of their Tenant Estoppel Certificates for such square footage shall be included for purposes of calculation of the seventy-five percent (75%) threshold described in the immediately preceding sentence. For Leases with ITT Fluid Technology and Professional Detailing, Inc. Buyer shall have received written confirmation that such Leases are if effect and that to the best knowledge of the tenant no default exists on the part of the Seller thereunder.

                  3.7        INTENTIONALLY OMITTED.

                  3.8 TITLE POLICY. The Title Company shall have committed and is prepared to issue at Closing the Title Policy designated by Buyer on or before expiration of the Feasibility Period in its Title Approval Notice.

    4. CONDITIONS PRECEDENT TO SELLER'S PERFORMANCE. Seller's obligation to sell the Property is subject to the satisfaction (or waiver) of all conditions set forth below (which are for Seller's benefit) within the time periods specified and if no time period is specified by the Outside Date.
                  4.1 PERFORMANCE OF COVENANTS. Buyer shall have timely performed all of its covenants and terms under this Agreement.

                  4.2 REPRESENTATIONS AND WARRANTIES. All of Buyer's Representations and Warranties provided in Paragraph 9.2 of this Agreement shall be true as of Closing.

                  4.3 DELIVERY OF DOCUMENTS AND FUNDS. Buyer shall have signed, acknowledged and timely delivered all documents, monies, and instruments to Escrow Holder as required by

Paragraphs 2.3 and 5.2.

                  4.4 OPENING OF ESCROW. Escrow shall have opened (as provided in Paragraph 7.2) by no later than February 9, 1998.

    5. CLOSING.

                  5.1        THE CLOSING.

                             (a)   The Closing shall occur by no later than
5:00 p.m. on the Outside Date.

                             (b)   The terms "Close of Escrow" and/or
"Closing" are used in this Agreement to mean the time the Deed is filed of record by the Escrow Holder in the Office of the County Clerk of Bergen County, New Jersey. The term "Closing Date" is used in this Agreement to mean the day the Deed is so filed of record.

                             (c)   The occurrence of the Closing shall
constitute Buyer's agreement that all of its conditions precedent to its obligation to perform have been satisfied.

                  5.2 SELLER'S CLOSING OBLIGATIONS. On or before 12:00 noon on the last business day immediately before the Outside Date, Seller shall deliver to Escrow Holder:

                             (a)   A Deed in the form attached as Exhibit "D"
("Deed"), signed by Seller and acknowledged, covering the Land;

                             (b)   An Assignment of Leases in the form
attached as Exhibit "E" ("Assignment of Lease") signed by Seller;

                             (c)   A General Assignment in the form attached
as Exhibit "F" ("General Assignment"), signed by Seller;

                             (d)   A certificate of non-foreign status in the
form attached as Exhibit "G" ("Seller's FIRPTA Certificate"), signed by Seller;

                             (e)   An Owner's Affidavit of Title for the
benefit of the Title Company in the form attached as Exhibit "I"
("Owner's Affidavit of Title"), signed by Seller; and

                             (f)   Any additional instruments (signed by
Seller and acknowledged, if appropriate) as may be necessary to comply with this Agreement.

                             (g)   To the extent the same are in Seller's
possession, all original Leases and other documents pertaining thereto and copies of such Leases or other documents where Seller, using its best reasonable efforts, is unable to deliver originals of the same.

                             (h)   To the extent the same are in Seller's
possession, all other documents or instruments necessary and/or available with respect to the operating, leasing and maintenance of the Property, including, without limitation, tenant files, Contracts, Warranties and Guaranties, and manuals.

                             (i)   A letter to Tenants advising the Tenants of
the sale hereunder and directing that rent and other payments thereafter be sent to Buyer or its desingee, as Buyer shall so direct.

                             (j)   A computer diskette with this Agreement and
such other related conveyancing documents prepared by Seller's counsel as requested by Buyer, in Wordperfect or Microsoft Word format.


                  5.3 BUYER'S CLOSING OBLIGATIONS. On or before 12:00 noon on the last business day immediately before the Outside Date, Buyer shall deliver to Escrow Holder:

                             (a)   Cash equal to the amount provided for in
Paragraph 2.3(b). The cash must be by direct deposit or by wire transfer of funds actually made in Escrow Holder's depository bank account by 12:00 noon on the last business day immediately before the Outside Date;

                             (b)   The Assignment of Leases (or counterpart),
signed by Buyer;

                             (c)   The General Assignment (or counterpart),
signed by Buyer;

                             (d)   Any additional funds and/or instruments
(signed by Buyer and acknowledged, if appropriate) as may be necessary to comply with this Agreement.

    6. TERMINATION OF THIS AGREEMENT.

                  6.1 FAILURE TO CLOSE BY OUTSIDE DATE. If Escrow fails to close as of 5:00 p.m. on the Outside Date, this Agreement and Escrow shall automatically terminate and cancel without further action by Escrow Holder or any party and notwithstanding any provision contained in Escrow Holder's general provisions.

                  6.2 FAILURE OF A CONDITION. Except in those instances where this Agreement and Escrow automatically terminate under the terms of this Agreement, if any condition is not satisfied or waived within the time period and in the manner set forth in this Agreement, then the party for whose benefit the condition exists (as provided in Paragraphs 3 and 4 of this Agreement) may terminate this Agreement by delivering written notice to the other party and to Escrow Holder by no later than the earliest of (i) the third (3rd) business day following the expiration of such applicable time period, (ii) the Closing Date, or (iii) the Outside Date.

                  6.3 CONSEQUENCES. If this Agreement terminates (or is properly terminated by either party) as specifically provided by its terms, then each of the following shall occur: (i) Escrow shall be deemed automatically canceled regardless of whether cancellation instructions are signed; (ii) neither party shall have any further obligation to the other under this Agreement (except for breach of this Agreement as those remedies may be limited hereunder; and as provided under Paragraphs 10.2 and 15.2 which shall survive termination of this Agreement); (iii) all rights granted to Buyer under this Agreement and in the Property shall terminate; and, (iv) except as provided to the contrary in Paragraph 6.5 (concerning Seller's right to retain the Deposit as liquidated damages), Escrow Holder shall return all funds and documents then held in Escrow to the party depositing the same, including, without limitation, the Deposit to Buyer.

                  6.4 ESCROW CANCELLATION CHARGES. If Escrow fails to close because of either party's default, the defaulting party shall be liable for all Escrow cancellation and Title Company charges. If Escrow fails to close for any other reason, Buyer and Seller shall each pay one-half of any Escrow cancellation and Title Company charges.

                  6.5 LIQUIDATED DAMAGES. IF ESCROW FAILS TO CLOSE DUE TO BUYER'S BREACH OF THIS AGREEMENT, SELLER SHALL BE RELEASED
FROM ALL OF ITS OBLIGATIONS UNDER THIS AGREEMENT, AND ESCROW
HOLDER SHALL IMMEDIATELY DELIVER THE DEPOSIT TO SELLER, AND

SELLER SHALL BE ENTITLED TO RETAIN THE DEPOSIT AS LIQUIDATED DAMAGES. SELLER AND BUYER SHALL INDEMNIFY ESCROW HOLDER FOR ANY LIABILITY, COSTS AND EXPENSES BY REASON OF ESCROW HOLDER'S GOOD FAITH COMPLIANCE WITH THIS PARAGRAPH. THE PARTIES EXPRESSLY AGREE THAT THE AMOUNT OF THE DEPOSIT IS A REASONABLE ESTIMATE OF THE EXTENT TO WHICH SELLER WOULD BE DAMAGED BY BUYER'S BREACH OF THIS AGREEMENT, IN LIGHT OF THE DIFFICULTY THE PARTIES WOULD HAVE IN DETERMINING SELLER'S ACTUAL DAMAGES AS A RESULT OF SUCH BREACH BY BUYER. SELLER'S RETENTION OF THE DEPOSIT AS LIQUIDATED DAMAGES SHALL BE SELLER'S EXCLUSIVE REMEDY FOR DAMAGES BY REASON OF BUYER'S BREACH OF THIS AGREEMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS PARAGRAPH 6.5, THE DEPOSIT SHALL NOT LIMIT THE SELLER'S RIGHT TO RECOVERY UNDER PARAGRAPHS 10.2 AND 15.2. OTHER THAN A RELEASE BY ESCROW AGENT OF DEPOSIT TO SELLER AS PART OF THE CLOSING OR TO BUYER IF THIS AGREEMENT IS TERMINATED AT END OF THE DUE DILIGENCE, ESCROW HOLDER SHALL HOLD AND DISBURSE THE DEPOSIT PURSUANT TO THIS AGREEMENT OR SUBSEQUENT WRITTEN AGREEMENT OF THE PARTIES, IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS AGREEMENT OR ANY SUCH SUBSEQUENT AGREEMENT. IN THE EVENT OF DOUBT AS TO ITS DUTIES OR LIABILITIES UNDER THE PROVISIONS OF THIS AGREEMENT, ESCROW HOLDER MAY IN ITS SOLE DISCRETION CONTINUE TO HOLD THE DEPOSIT UNTIL THE PARTIES MUTUALLY AGREE TO DISBURSEMENT THEREOF, OR UNTIL A COURT OF COMPETENT JURISDICTION SHALL DETERMINE THE RIGHTS OF THE PARTIES THERETO.

                  ------------------
                             -----------------
                  SELLER'S INITIALS
                             BUYER'S INITIALS

    7. GENERAL ESCROW PROVISIONS.

                  7.1 ESCROW INSTRUCTIONS. This Agreement when signed by Buyer and Seller shall also constitute Escrow Instructions to Escrow Holder.

                  7.2 OPENING OF ESCROW. When both (i) this Agreement, fully signed or in signed counterparts, and (ii) Buyer's Deposit are delivered to Escrow Holder, Escrow shall be deemed open, and Escrow Holder shall immediately notify Buyer and Seller by telephone and in writing of the date of Opening of Escrow.

                  7.3 GENERAL PROVISIONS. Notwithstanding anything to the contrary in this Agreement, the General Provisions of Escrow Holder, if any, which are later signed by the parties, are incorporated by reference to the extent they are not inconsistent with the provisions of this Agreement. If there is any inconsistency between the provisions of those General Provisions and any of the provisions of this Agreement, the provisions of this Agreement shall control. If any requirements relating to the duties or obligations of the Escrow Holder are unacceptable to the Escrow Holder, or if the Escrow Holder requires additional instructions, the parties agree to make any deletions, substi tutions and additions as counsel for Buyer and Seller shall mutually approve and which do not materially alter the terms of this Agreement. Any supplemental instructions shall be signed only as an accommodation to Escrow Holder and shall not be deemed to modify or amend the rights of Buyer and Seller, as between Buyer and Seller, unless the supplemental instructions expressly so provide.

                  7.4 PRORATIONS. It is the intent of the parties that Seller shall bear all expenses of ownership and operation of the Property and shall receive all income therefrom applicable or relating to the period ending at 11:59 p.m. on the day preceding the Close of Escrow, and Buyer shall bear all such expenses and receive all such income applicable or relating to the period beginning thereafter (such income and expenses being those defined as such by generally accepted accounting principals, consistently applied). Rentals, revenues, and other income from the Property, and taxes, assessments, improvement bonds and any and all other expenses affecting the Property shall be prorated as of 11:59 p.m. on the day preceding the Close of Escrow. For purposes of calculating prorations, Buyer shall be deemed to be in title of the Property, and therefore entitled to the income and responsible for the expenses, for the entire day upon which the Close of Escrow occurs. Buyer shall be responsible for obtaining a new policy of casualty and/or liability insurance as of the Close of Escrow. All prorations shall be made in accordance with customary practice in the county in which the Property is located, except as expressly provided herein. Such prorations, if and to the extent known and agreed upon as of the Close of Escrow, shall be paid through Escrow by Buyer to Seller (if the prorations result in a net credit to the Seller) or by Seller to Buyer (if the prorations result in a net credit to the Buyer). Any items of income or expense or other prorations not determined or not agreed upon or later shown to have been incorrect as of the Close of Escrow shall be paid by Buyer to Seller, or by Seller to Buyer, as the case may be, in cash, as soon as practicable following the determination of such amounts provided, that no adjustment will be required after the expiration of fifteen (15) months after the Close of Escrow, except for any tax refunds (including, without limitation, any tax refunds resulting from any Tax Protest Proceedings (defined beow)) with respect to which the foregoing obligations of Buyer and Seller shall continue to apply. Without limiting the generality of the foregoing:

                             (a)   Rent.  All rents, fees and charges,
including, without limitation, payments of minimum or base rents, fixed monthly rents, additional rents, retroactive rents, operating cost pass-through, rent escalations, percentage rents, sign revenues, other receipts, operating expenses of the Property, tenant expenses, taxes, assessments, electricity and other utilities, common area maintenance and services, other escalation charges and other amounts due Seller pursuant to the Leases or due Seller with respect to the Property generally or otherwise payable under the Leases (all of the foregoing may hereinafter be collectively referred to as "Rents") shall be prorated as of the Close of Escrow. Subject to the provisions below, Rents delinquent at the Close of Escrow shall be prorated to the Close of Escrow when collected. Rents collected within twelve (12) months after the Close of Escrow shall be deemed to apply (after deduction of costs for collections) first to Rents currently or past due and payable to Buyer for the period after Close of Escrow from tenants making such payments, and second to Rents which are due and payable to Seller for the period prior to Close of Escrow from tenants making such payments. Buyer shall at all times for twelve (12) months after the Close of Escrow, continue to invoice tenants for all Rents which are delinquent or unpaid as of the Close of Escrow or which otherwise belong to Seller pursuant to this Agreement. Rents collected by Buyer after the Close of Escrow, to which Seller is entitled under this Paragraph, shall be promptly paid over, in cash, to Seller after deduction of any reasonably incurred collection costs but otherwise without offset or deduction. Seller reserves the rights to all delinquent or past due Rents owing to Seller for periods prior to the Close of Escrow and Buyer acknowledges that such Rents are the property of Seller and are hereby specifically reserved by Seller. Such reservation by Seller and the foregoing rights of Seller shall survive the Close of Escrow, the recordation of the Deed and the execution, delivery and recordation of the Lease Assignment (defined below) and shall supersede any provision herein or in the Lease Assignment tothe contrary. Seller may proceed to institute any and all legal proceedings to which it is legally entitled to recover such amounts from such tenants, except that Seller shall not be permitted to institute legal proceedings for unlawful detainer against such tenants or to seek to terminate their Leases.

                             (b)   Omitted.

                             (c)   Expenses.  Subject to Paragraph 7.4(d) and
7.4(g) hereof, all operating expenses of the Property shall be prorated as of the Close of Escrow. As used in this Agreement, the term "operating expenses of the Property" shall include, without limitation, any and all: (i) utility charges and deposits as shown on the last ascertainable bills (if current bills are not available) if and to the extent the utility meters are not read as of the Close of Escrow; (ii) charges and deposits under any Contracts; (iii) operating cost pass-through, elevator maintenance costs and expenses, common area maintenance costs and expenses, non-common area maintenance costs and expenses, taxes (including, without limitation, real estate taxes and rental taxes), (iv) other expenses incurred in operating the Property that a property owner customarily pays ; and (v) any other costs incurred in the ordinary course of the 0 operation of the Property. Buyer shall pay all such expenses accruing on the Close of Escrow and thereafter. To the extent practicable, Seller and Buyer shall obtain billings and meter readings as of the Close of Escrow to aid in such prorations. Buyer shall not be responsible for any management fees attributable to the Property which expenses accrued and were payable prior to the Closing Date, nor shall Buyer by responsible for any cancellation or termination fees contained in any management agreement of Seller affecting the Property unless expressly assumed in writing by Buyer.

                             (d)   Estimated Payments.  To the extent that any
additional rent (including, without limitation, estimated payments for operating expenses and/or real estate taxes) (collectively, "Expenses") is paid by tenants under the Leases based on an estimated payment basis (monthly, quarterly, or otherwise) for which a future reconciliation of actual Expenses to estimated payments is required to be performed at the end of a reconciliation period, Buyer and Seller shall make an adjustment at the Close of Escrow for the applicable reconciliation period (or periods, if the Leases do not have a common reconciliation period) based on a comparison of the actual Expenses to the estimated payments (to the extent such estimated payments were actually received by Seller) at the Close of Escrow. If, as of the Close of Escrow, Seller has received rent payments for Expenses in excess of the amount that tenants will be required to pay, based on the actual Expenses as of the Close of Escrow, Buyer shall receive a credit at Closing in the amount of such excess. If, as of the Close of Escrow, Seller has received rent payments for Expenses that are less than the amount that tenants will be required to pay based on the actual Expenses as of the Close of Escrow, Buyer shall include such deficient amount in its billings to such tenants for reconciliation of the estimated payments for such Expenses and so long as Buyer, as landlord, is current in payments from such tenants, shall pay such deficient amount to Seller promptly following Buyer's receipt of such amount from such tenants.

                             (e)   Leasing Costs.  Subject to the terms of
Paragraph 12 with regard to Approved New Lease Transactions, in the event that any Lease requires, at any time after the Close of Escrow, the construction of tenant fixtures or improvements or the payment of leasing or brokerage commissions at the expense of landlord, or requires any other expenditure of money or the incurring of any other obligation or the performance of any covenant by the landlord under such Lease, Buyer, by electing to cause the Close of Escrow to occur, hereby agrees to assume any and all such obligations.

                             (f)   Security Deposits.  Buyer shall receive a
credit at Closing for each of the security deposits listed on the attached Exhibit "K".

                             (g)   Owner Deposits.  Seller shall receive a
credit at Closing for all bonds, deposits, letters of credit, set aside letters or other similar items, if any, that are outstanding with respect to the Property that have been provided by Seller or any of its affiliates to any governmental agency, public utility, or similar entity (collectively, "Owner Deposits") to the extent assigned and assignable to Buyer. Otherwise, Buyer shall replace all Owner Deposits based upon reasonable proof as to the amount of the deposit. To the extent that any funds are released as result of the termination or replacement of the Owner Deposits for which Seller did not get a credit, such funds shall be delivered to Seller immediately upon their receipt. Buyer shall reasonably cooperate with Seller in any efforts to obtain the release of Seller's Owner Deposits (provided that Seller shall reimburse Buyer for any costs incurred for such cooperation other than the amount of the Owner Deposits to be replaced).

                             (h)   Tax Protests.  If Seller has engaged
consultants for the purpose of protesting the amount of taxes or the assessed valuation for certain tax periods for the Property ("Protest Proceedings") any refunds or proceeds will be apportioned as described below. Any refunds or proceeds (including interest thereon) on account of a favorable determination, after deduction of costs and expenses incurred for such Protest Proceedings and payment of any reimbursements owing to tenants, shall be: (i) the property of Seller to the extent such refunds or proceeds were for taxes applicable to a period prior to the Closing Date, (ii) prorated between Buyer and Seller for taxes paid for a period during which the Closing Date occurred, and (iii) the Property of Buyer for taxes paid by Buyer for a period after the Closing Date. Seller shall have the obligation to refund to any tenants pursuant to the Leases, any portion of such refund paid to it which may be owing to such tenants, which payment shall be paid to Buyer within fifteen (15) days of delivery to Seller by Buyer of written confirmation of such tenants' entitlement to such refunds. Buyer shall have the obligation to refund to tenants such refund, any portion of such refund paid to it which may be owing to such tenants. Seller and Buyer agree to notify the other in writing of any receipt of a tax refund within ten (10) business days of receipt of such refund. To the extent either party obtains a refund, a portion of which is owed to the other party, the receiving party shall deliver the refund to the other party within fifteen (15) days of its receipt. No Protest Proceedings are currently in process.

                             (i)   All prorations shall be made on the basis
of actual days in the month and a three hundred sixty-five (365) day year. The obligations of Buyer and Seller under this Paragraph 7.4 shall survive the Close of Escrow and the delivery and recordation of the Deed and the consummation of the transactions contemplated herein.

                             (j)   Post-Closing Access.  After the Closing,
Seller, or any representative of Seller, shall for a period of one (1) year after the Closing have the right to inspect the books and records of the Property to verify that Buyer is remitting to Seller all amounts to be remitted to Seller according to the terms of this Agreement and for any other purpose related to Seller's prior ownership of the Property.

                  7.5 PAYMENT OF COSTS. Seller shall pay: (i) one-half of the Escrow Fee, (ii) the base premium charges for a standard owner's title policy which total fee is $57,000.00 ("Standard Premium") and (iii) the cost of preparing the Deed. Buyer shall pay: (i) all title and title insurance costs and premiums in excess of the Standard Premium (including, without limitation, the cost of ALTA or any other extended coverage, any endorsements, and any survey costs), (ii) one-half of the Escrow costs and fees; (iii) all costs relating to financing the transaction; (iv) all recording fees for the Deed, deeds of trust and other financing documentation; (v) all city, county, and state transfer, documentary and excise fees and taxes; (vi) all costs arising from its due diligence efforts, including, without limitation, any cost to update existing or obtain new environmental studies, engineering reports or surveys; and (vii) all other costs arising from the transfer of the Property to Buyer (other than Seller's income taxes).

                  7.6 ESCROW HOLDER AUTHORIZED TO COMPLETE BLANKS. If necessary, Escrow Holder is authorized to insert in all date blanks in the Closing documents, the date of recordation of the Deed.

                  7.7 RECORDATION AND DELIVERY OF FUNDS AND DOCUMENTS. When Buyer and Seller have satisfied their respective Closing obligations under Paragraphs 5.2 and 5.3 and each of the conditions under Paragraphs 3 and 4 have either been satisfied or waived, Escrow Holder shall promptly undertake all of the following in the manner indicated:

                             (a)   Prorations.  Prorate and allocate all
matters as described in Paragraphs 7.4 and 7.5.

                             (b)   Recording.  Cause the Deed and any other
documents which the parties hereto may mutually direct to be recorded in the Official Records of Bergen County, New Jersey, in the order set forth in the parties' Escrow instructions.

                             (c)   Funds.  Disburse funds deposited by Buyer
with Escrow Holder towards payment of all items chargeable to the account of Buyer pursuant hereto in payment of such costs including, without limitation, the payment of the Purchase Price to Seller.

                             (d)   Document Delivery.  Deliver originals and
conformed copies of all documents to Seller and Buyer, as appropriate.

                             (e)   Title Policy.  Direct the Title Company to
issue the Title Policy to Buyer.

    8. NO BROKERAGE COMMISSIONS. Cushman & Wakefield is the broker for this transaction ("Broker"). Only if Close of Escrow occurs pursuant to the terms of this Agreement, Seller shall pay Broker a commission pursuant to its written commission agreement with Broker upon such Close of Escrow. Seller shall indemnify, defend, and hold Buyer harmless from and against all claims, liabilities, costs, damages and expenses (including, without limitation, attorney's fees and costs) resulting from or arising out of any claims for finder's fees or commissions claimed by Broker for the Close of Escrow of the transaction which is the subject of this Agreement. Except for Broker, neither Seller nor Buyer has engaged a broker or finder in connection with this transaction. Each party shall indemnify, defend and hold the other harmless from and against all claims, liabilities, costs, damages and expenses (including, without limitation, attorney's fees and costs) resulting from or arising out of any claims for finder's fees or commissions arising out of any contract or commitments made by or through the indemnifying party with any broker or finder other than the Broker.

    9. REPRESENTATIONS AND WARRANTIES, "AS IS" SALE.

                  9.1 SELLER'S REPRESENTATIONS AND WARRANTIES. In consideration of Buyer entering into this Agreement and as an inducement to Buyer to buy the Property from Seller, Seller makes the following representations and warranties, each of which is material and is being relied upon by Buyer (the continued truth and accuracy of which shall constitute a condition precedent to Buyer's obligations hereunder):

                             (a)   Authority.  Seller is validly existing
under the laws of the State of Delaware , with full power and authority to enter into and comply with the terms of this Agreement.

                             (b)   Power.  Seller has the legal right, power
and authority to enter into this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance of this Agreement have been duly authorized and no other action by Seller is requisite to the valid and binding execution, delivery and performance of this Agreement.

                             (c)   Notices Of Cancellation Of Permits.  To
Seller's Actual Knowledge, except as disclosed in the Property Documents, Seller has not received any written notice that any permits and licenses currently necessary to operate the Property have been cancelled or will be cancelled.

                             (d) Violation.  To Seller's Actual Knowledge,
except as disclosed by the Property Documents, Seller has not received any written notices from any federal, state, or local governing agency notifying Seller of any currently uncured violation of law relating to the use or operation of the Property which could materially or adversely affect the Property or use thereof.

                             (e)   Condemnation.  To Seller's Actual
Knowledge, except as disclosed by the Property Documents, Seller has not received any written notices of any condemnation proceedings affecting the Property.

                             (f)   Governmental Work Orders.  To Seller's
Actual Knowledge, except as disclosed by the Property Documents, Seller has not received any written notices from any federal, state or local governing agencies notifying Seller of any currently uncured violation of outstanding work orders from such governmental agencies.

                             (g)   Leasing Commissions.  To Seller's Actual
Knowledge, except as disclosed by Exhibit "L", and/or the Leases, there are not any written leasing commission agreements entered into by Seller or Expressly assumed in writing by Seller, for which Buyer could have liability after the Closing for the leasing of space at the Property.

                             (h)   To Seller's Actual Knowledge (i) the
information set forth on Exhibit "B" includes all the currently effective Lease and Occupancy Agreements for the Property; (ii) Exclusive of any matter related to title to the Property and/or matters of public record, the information set forth on Exhibit 1 to the General Assignment (attached hereto as Exhibit "F") includes all the written agreements entered into by Seller or Expressly assumed in writing by Seller pertaining to the Property pursuant to which Buyer could become obligated subsequent to the Closing Date; and (iii) the information set forth on Exhibit "M" includes all filed and served litigation currently affecting the Property.

                             (i)   To Seller's Actual Knowledge there are no
security deposits under the Lease for which Buyer could become obligated after the closing date except as set forth on Exhibit K.

For purposes of this Paragraph, the term "To Seller's Actual Knowledge" shall mean the actual (and not implied, imputed, or constructive) knowledge of Jim Patterson (whom the Seller represents is its Asset Manager for the Property), without any inquiry or investigation of any other parties, including, without limitation, tenants and property managers of the Property.

The representations and warranties made by Seller in this Agreement shall survive the recordation of the Deed for a period of one (1) year and any action for a breach of Seller's representations or warranties must be made and filed within said one (1) year period. If, after the Effective Date, but before the Close of Escrow, Seller becomes aware of any facts or changes in circumstances that would cause any of its representations and warranties in this Agreement to be untrue at Close of Escrow, Seller shall promptly notify Buyer in writing of such fact. In such case, or in the event Buyer obtains information which would cause any of Seller's representations and warranties to be untrue at Close of Escrow, Buyer, as its sole and exclusive remedy, shall have the right to either
(i) terminate this Agreement, in which case the Deposit shall be immediately returned to Buyer and neither party shall have any rights or obligations under this Agreement (except for Paragraphs 10.2 and 15.2 which survive termination of this Agreement); or (ii) accept a qualification to

Seller's representations and warranties as of the Close of Escrow and complete the purchase and sale of the Property without any rights to recovery for breach of the unqualified representation and warranty. Other than as set forth in the immediately preceding sentence, if Buyer proceeds with the Closing, Buyer shall be deemed to have expressly waived any and all remedies for the breach of any representation or warranty discovered by John Kropke prior to the Close of Escrow.

                  9.2 BUYER'S REPRESENTATIONS AND WARRANTIES. In consideration of Seller entering into this Agreement and as an inducement to Seller to sell the Property to Buyer, Buyer makes the following representations and warranties, each of which shall be true and accurate as of the Effective Date and Close of Escrow
(and shall survive the Close of Escrow), and each of which is material and is being relied upon by Seller (the continued truth and accuracy of which shall constitute a condition precedent to Seller's obligations hereunder):

                             (a)   Authority.  Buyer is validly existing under
the laws of the state of its incorporation, with the full power and authority to enter into and comply with the terms of this Agreement and is qualified to do business in the State of New Jersey. Buyer has the legal right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance of this Agreement have been duly authorized and no other action by Buyer is requisite to the valid and binding execution, delivery and performance of this Agreement.

                             (b)   Expertise.  Buyer is experienced and expert
in the acquisition and ownership of real property. Buyer has conducted a full feasibility study of the Property and is relying thereon in connection with Buyer's acquisition of the Property and not on any statement or document made by or delivered by Seller.

                  9.3        "AS IS".

                             (a)   NO OTHER REPRESENTATIONS AND WARRANTIES.
EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY PROVIDED IN THIS AGREEMENT, BUYER AGREES (i) THAT IT IS PURCHASING THE PROPERTY ON AN "AS IS" BASIS AND BASED ON ITS OWN INVESTIGATION OF THE PROPERTY, (ii) THAT NEITHER SELLER NOR SELLER'S EMPLOYEES, AGENTS, BROKERS, REPRESENTATIVES, MANAGERS, PROPERTY MANAGERS, ASSET MANAGERS, OFFICERS, PRINCIPALS, ATTORNEYS OR CONTRACTORS (COLLECTIVELY, "SELLER'S REPRESENTATIVES") HAVE MADE ANY WARRANTY, REPRESENTATION OR GUARANTEE, EXPRESSED, IMPLIED OR STATUTORY, WRITTEN OR ORAL, INCLUDING, WITHOUT LIMITATION, ANY

IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY USE OR PURPOSE OR OF REASONABLE WORKMANSHIP, CONCERNING THE PROPERTY OR ANY OF THE PRODUCTS OR IMPROVEMENTS LOCATED THEREON OR THEREIN (INCLUDING, WITHOUT LIMITATION, THE BUILDINGS AND ANY OTHER IMPROVEMENTS), (iii) THAT NEITHER SELLER NOR SELLER'S REPRESENTATIVES HAVE MADE ANY WARRANTY, REPRESENTATION, OR GUARANTEE, EXPRESSED, IMPLIED OR STATUTORY, WRITTEN OR ORAL, PERTAINING TO THE PROPERTY'S COMPLIANCE WITH ANY LAWS, ORDINANCES, RULES OR REGULATIONS, FEDERAL, STATE OR LOCAL, AND
(iv) THAT NEITHER SELLER NOR SELLER'S REPRESENTATIVES HAVE MADE ANY WARRANTY, REPRESENTATION OR GUARANTEE, EXPRESSED, IMPLIED OR STATUTORY, WRITTEN OR ORAL, AS TO ANY GOVERNMENT LIMITATION OR RESTRICTION, OR ABSENCE THEREOF, PERTAINING TO THE PROPERTY, OR AS TO THE PRESENCE OR ABSENCE OF ANY LATENT DEFECT, SUBSURFACE SOIL CONDITION, ENVIRONMENTAL CONDITION, HAZARDOUS SUBSTANCE, TOXIC WASTE OR ANY OTHER MATTER PERTAINING TO THE PHYSICAL CONDITION (TITLE, MAPPING, GRADING, CONSTRUCTION, OR OTHERWISE) OF THE PROPERTY. Buyer is or as of the Close of Escrow will be familiar with the Property and its suitability for Buyer's intended use. Except for the representations and warranties expressly provided in Paragraph 9.1 above, all of Seller's and Seller's Representatives' statements, whenever made, are made only as an accommodation to Buyer and are not intended to be relied or acted upon in any manner by Buyer. Except for the reprsentations and warranties expressly set forth in Paragraph 9.1, all documents, records, agreements, writings, statistical and financial information and all other information (collectively, "Documents") which have been given to Buyer by Seller, or Seller's Representatives, have been delivered as an accommodation to Buyer and without any representation or warranty as to the sufficiency, accuracy, completeness, validity, truthfulness, enforceability, or assignability of any of the Documents, all of which Buyer relies on at its own risk. Buyer acknowledges that any information, oral or written, provided to Buyer by any asset or property managers is also merely as an accommodation to Buyer. While such information will not affect any representation of Seller specifically set forth in this agreement, none of the information provided to Buyer by any asset or property managers may be attributed to Seller. Except for the representations and warranties expressly set forth in Paragraph 9.1, Seller and Seller's Representatives shall not have any liability whatsoever to Buyer in the event that any documents or information provided to Buyer are inaccurate. Except for the representations and warranties expressly set forth in Paragraph 9.1, Buyer acknowledges that neither Seller nor Seller's Representatives have made any representation regarding the availability of, or amount of, any fee, assessment, or cost relating to the development, construction, mapping, access, occupancy or ownership of the Property. Buyer acknowledges and agrees that Buyer's only recourse for any defect in title, subject to Buyer's rights set forth in Paragraph 3.1.4 of this Agreement, shall be against the Title Company and not Seller.

                             (b)   Seller's Responsibility.  Buyer represents
and covenants that Seller and Seller's Representatives shall not have any liability, obligation or responsibility (except to the extent arising from Seller's breach of its Paragraph 9.1 Representations and Warranties) of any kind with respect to the following:

                                       (i)
    The content or accuracy of any report, opinion or conclusion of any soils or environmental experts (including, without limitation, those contained in any environmental reports) or other engineer or other person or entity who has examined the Property;

                                       (ii)
    The content or accuracy of any information released to Buyer by an engineer or planner in connection with the development of the Property;

                                       (iii)
    Any of the items delivered to Buyer in connection with Buyer's review of the condition of the Property; and

                                       (iv)
    The content or accuracy of any other cost, projection, financial or other analysis or other information given to Buyer by Seller or Seller's Representatives or reviewed by Buyer with respect to the Property.

The terms of Paragraphs 9.2 and 9.3 set forth in this Agreement shall be true on and as of the Close of Escrow and shall survive the Close of Escrow and recordation of the Deed.

                  10. ENTRY ON PROPERTY.

                  10.1 LICENSE TO ENTER FOR INVESTIGATION. Until Escrow closes or this Agreement is terminated, Buyer and Buyer's employees and agents shall have a limited license to enter upon the Property, during usual business hours, after receipt by Seller of two (2) business days advance notice of its intention to enter the Property (the "License") for purposes of visual inspections only and subject to any rights of tenants under the Leases. Buyer shall not contact or communicate with tenants. Before beginning any tests or investigations which contemplate the drilling or disturbance of the surface of the Property, Buyer shall submit to Seller for its approval in its sole and absolute discretion, Buyer's operational plan for conducting the tests or investigations. Buyer has completed all of its environmental investigations of the Property and shall not conduct any further environmental investigations for the Property. Seller may have a representative present during any tests or investigations and Buyer shall provide Seller with prior notice of any tests or investigations. After any entry, Buyer shall immediately restore the Property to the Property's condition before Buyer entered on the Property. Buyer shall not allow any dangerous or hazardous condition to be created on or arise from Buyer's entry on the Property. Buyer shall comply with all applicable laws and governmental regulations applicable to its entry to the Property. Buyer shall keep the Property free and clear of all mechanics' liens and materialmen's liens arising out of any of Buyer's activities. The License may be revoked by Seller at any time, and shall in any event be deemed revoked upon termination of this Agreement.

                  10.2 INDEMNIFICATION ON ENTRIES. Buyer shall indemnify, defend (with counsel selected by Seller), and hold harmless Seller and Seller's officers, directors, shareholders, employees, agents, managers, property managers (including, without limitation, Koll Management Services, Inc.), asset managers (including without limitation, Koll Investment Management, Inc.), attorneys, representatives, subsidiary and parent corporations, affiliated entities, and the above parties' predecessors, successors and assigns (all of the above parties including Seller are collectively referred to as "Seller Parties") and the Property, from and against all claims, losses, liens, liabilities, damages, expenses and costs (including, without limitation, attorneys' fees and costs) arising from or relating to the entry of Buyer or its representatives, agents and contractors on the Property but not as to any preexisting environmental condition which is not exacerbated by such entry on the Property. To Seller's Acutal Knowledge Seller has received no written notices of any claim of condition, nor to Seller's Actual Knowledge does any condition exist on the Property which would initiate the indemnification of Buyer hereunder independent of any act or omission of Buyer. Buyer's obligations under this paragraph shall survive the Close of Escrow and the termination of this Agreement and shall not be limited by any insurance required under Paragraph 10.3.

                  10.3 INSURANCE ON ENTRIES. Buyer shall maintain or cause to be maintained either Comprehensive General Liability insurance or Commercial General Liability insurance to cover Buyer's activities on the Property. At least five (5) days before entering on the Property, Buyer shall deliver to Seller a

Certificate of Insurance evidencing compliance with the terms of this paragraph. The liability insurance policy shall have a combined single limit per occurrence liability limit of at least $2,000,000.00 for premises liability, bodily injury, personal injury and property damage, shall be primary and noncontributing with any insurance which may be carried by Seller, and shall name the Seller Parties as additional insured, and shall be written by companies rated A+XII or better in "Best's Insurance Guide" and authorized to do business in the State of New Jersey. The insurance policy shall be maintained and kept in effect by Buyer (or Buyer's agent), at Buyer's (or Buyer's agent's) sole expense, at all times during the term of this Agreement. The insurance policy shall provide that it may not be canceled or modified without at least thirty (30) days prior written notice to Seller, or until this License is terminated.

    11. CONDEMNATION OR CASUALTY.

                  11.1 CONDEMNATION. If, before the Closing, all or enough of the Property is taken by eminent domain or condemnation proceedings so that the balance of the Property (assuming necessary repairs) is not sufficient for Buyer's intended use for the Property (collectively, a "Taking"), Seller shall notify Buyer of the event after actual knowledge of the Taking and, in that event, Buyer shall have the option to either (i) terminate this Agreement as of the date of the Taking, or (ii) continue with this transaction in accordance with the terms of this Agreement and without any adjustment in the Purchase Price, by delivery of written notice of Buyer's election to Seller within ten
(10) days after receipt of Seller's notice. If Seller and Escrow Holder receive Buyer's election to terminate this Agreement or have not received any notice from Buyer within the 10-day period, then this Agreement shall terminate, and the Deposit shall be returned to Buyer, as provided in Paragraph 6.3. If Buyer elects to continue with this transaction, as provided above, then the condemnation proceeds shall become the property of Buyer upon Close of Escrow.

                  11.2 CASUALTY. If, before the Closing, all or any portion of the Property is damaged by a casualty, the repair of which are required by such damage shall cost in excess of $100,000.00 (a "Casualty"), Seller shall notify Buyer of this event after actual knowledge of the Casualty, and, in this event, Buyer shall have the option to either (i) terminate this Agreement as of the date of the Casualty, or (ii) continue with this transaction in accordance with the terms of this Agreement and without any adjustment in the Purchase Price, by delivery of written notice of Buyer's election to Seller and Escrow Holder within ten (10) days after receipt of Seller's notice. If Seller and Escrow Holder receive Buyer's election to terminate this Agreement or have not received any notice from Buyer within the 10-day period, then this Agreement shall terminate, and the Deposit shall be returned to Buyer, as provided in Paragraph 6.3. If Buyer elects to continue with this transaction, as provided above, then the Casualty proceeds shall become the property of Buyer upon Close of Escrow.

    12. LEASING AND MANAGEMENT.

                  12.1 EXISTING APPROVED NEW LEASE TRANSACTIONS. The new and pending Lease transactions reflected on the attached Exhibit "H" shall be deemed approved by Buyer for purposes of this Agreement and Buyer agrees to be responsible and to pay all New Leasing costs attributable thereto.

                  12.2       OMITTED.

                  12.3 LEASING. Seller shall not enter into any new lease or lease modifications, renewals or extensions ("Lease Transaction(s)"), the terms of which shall be assumed by Buyer at Closing, without Buyer's consent (not to be unreasonably withheld) which if given, will cause each such Lease Transactions to be deemed an "Approved New Lease Transaction" for purposes of this Agreement. Notwithstanding the terms of this Paragraph 12, Seller shall be permitted to enter into Lease Transactions with ITT Fluid Technology, Professional Detailing, Inc., and/or Ocean Garden Products, Inc. without Buyer's consent subject to Buyer's rights contained in this Agreement.

                  12.4 BUYER'S CONSENT. Buyer shall approve or disapprove any Lease Transaction for which consent has been requested, within two (2) business days of receipt of a summary of the business terms of the Lease Transaction or the lease for such Lease Transaction itself. Buyer's failure to provide written notice of its approval or disapproval to Seller within such two (2) business day period shall be deemed approval, and the subject Lease Transaction shall be deemed an "Approved New Lease Transaction" for purposes of this Agreement.

                  12.5 PAYMENT OF NEW LEASING COSTS. All lease commissions, legal fees for negotiating the documents involved in a Lease Transaction, tenant improvement costs and other costs incurred or to be incurred, either before or after the Closing, in connection with an Approved New Lease Transaction ("New Leasing Costs") shall be the responsibility of and satisfied by the Buyer. Notwithstanding the foregoing, Seller shall pay the New Leasing Costs accrued and payable as of the closing date for ITT Fluid Technology, Ocean Garden Products, and for the initial lease with Professional Detailing, Inc., but not the additional 5,000 square feet leased by Professional Detailing, Inc. which shall be the responsibility of Buyer. Buyer shall pay Seller at Closing an amount equal to all Leasing Costs which are Buyer's responsibility which were actually paid by Seller prior to the Closing. Also, Buyer shall assume (and if requested by Seller have added to the General Assignment) all agreements, contracts and commitments, including, without limitation, brokerage agreements and tenant improvement contracts relating to the Approved New Lease Transactions. The terms of this Paragraph 12 are not intended to affect Buyer's obligation to assume Leasing Costs arising from the existing Leases.

                  12.6 MANAGEMENT. From and after the date of this Agreement and until the date of Closing hereunder Seller shall operate and maintain the Property in the same manner as Seller shall have operated the same immediately prior to the execution of this Agreement except that Seller shall not be required to make any capital expenditures in connection with the Property.

    13. CONTRACTS, WARRANTIES AND GUARANTEES. In connection with the purchase, Seller shall assign to Buyer, and Buyer shall assume, "AS IS" at Close of Escrow, without representation or warranty, all of Seller's rights, liabilities and obligations, if any, to the contracts listed on Exhibit "2" to the General Assignment ("Contracts") and all warranties and guarantees to the extent they relate to the Property ("Warranties and Guarantees"). Such assignment shall be in the form of the General Assignment attached as Exhibit "F" to this Agreement.

    14. LIMITATION ON REMEDIES AGAINST SELLER AND
INDEMNIFICATION.

                  14.1 BREACH OF THIS AGREEMENT. IF CLOSE OF ESCROW AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT DO NOT OCCUR BY REASON OF ANY DEFAULT OR BREACH BY SELLER IN ITS OBLIGATION TO TRANSFER THE PROPERTY TO BUYER, BUYER SHALL BE ENTITLED TO EITHER ONE OF THE FOLLOWING AS ITS SOLE AND EXCLUSIVE REMEDY FOR SUCH DEFAULT OR BREACH BY SELLER: (A) SPECIFIC PERFORMANCE OF SELLER'S OBLIGATIONS UNDER THIS AGREEMENT (EXCLUDING ANY RIGHT TO MONETARY DAMAGES) AND LEGAL FEES IN CONNECTION THEREWITH OR (B) THE RETURN OF THE DEPOSIT AND ANY INTEREST ACTUALLY ACCRUED THEREON. THE ABOVE DESCRIBED REMEDIES SHALL BE BUYER'S SOLE AND EXCLUSIVE REMEDIES FOR SUCH BREACH OR DEFAULT, AND BUYER SHALL NOT BE ENTITLED OR HAVE ANY RIGHT TO RECEIVE ANY OTHER TYPE OF RELIEF, LEGAL OR EQUITABLE. IF BUYER FAILS TO FILE AN ACTION FOR SPECIFIC PERFORMANCE WITHIN THIRTY (30) DAYS OF THE OUTSIDE DATE, BUYER SHALL BE DEEMED TO HAVE IRREVOCABLY ELECTED REMEDY (B) ABOVE AND BE DEEMED TO HAVE

IRREVOCABLY WAIVED ALL RIGHTS TO SPECIFIC PERFORMANCE.

                  ------------------
                             -----------------
                  SELLER'S INITIALS
                             BUYER'S INITIALS

                  14.2 RELEASE. BUYER ON BEHALF OF ITSELF AND ALL OF ITS OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES, REPRESENTATIVES AND AFFILIATED ENTITIES (COLLECTIVELY, "RELEASORS") HEREBY IRREVOCABLY AND FOREVER RELEASE, DISCHARGE AND ACQUIT THE SELLER PARTIES OF AND FROM ANY AND ALL CLAIMS, LIABILITIES, SUITS, DEMANDS, OBLIGATIONS, DUTIES, ACTS, OMISSIONS, CAUSES OF ACTION, DAMAGES, LOSSES AND INDEMNIFICATION OBLIGATIONS OF EVERY TYPE, KIND, NATURE, DESCRIPTION OR CHARACTER WHATSOEVER, AND IRRESPECTIVE OF HOW, WHY, OR BY WHAT REASON OR FACTS, NOW EXISTING OR HEREAFTER ARISING, OR WHICH COULD, MIGHT, OR MAY BE CLAIMED TO EXIST, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, WHICH IN ANY WAY ARISE OUT OF, ARE CONNECTED WITH, PERTAIN TO OR RELATE TO, EITHER DIRECTLY OR INDIRECTLY: (1) THE PROPERTY, INCLUDING WITHOUT LIMITATION, THE PHYSICAL, ENVIRONMENTAL, TITLE, LEASING, AND FINANCIAL CONDITION OF THE PROPERTY AND PROPERTY OPERATIONS, (2) THE PAST, PRESENT OR FUTURE PRESENCE OR EXISTENCE OF ANY HAZARDOUS OR TOXIC WASTE, SUBSTANCES OR MATERIALS OF ANY KIND OR NATURE ("HAZARDOUS MATERIALS") ON, UNDER OR ABOUT THE PROPERTY (INCLUDING, WITHOUT LIMITATION, THE BUILDINGS) OR SURROUNDING LAND, (3) THE PAST, PRESENT OR FUTURE VIOLATIONS OF ANY RULES, REGULATIONS OR LAWS, NOW OR HEREAFTER ENACTED, REGULATING OR GOVERNING THE USE, HANDLING, STORAGE OR DISPOSAL OF HAZARDOUS MATERIALS (COLLECTIVELY, "ENVIRONMENTAL LAWS"), INCLUDING, WITHOUT LIMITATION, ANY AND ALL RIGHTS BUYER MAY NOW OR HEREAFTER HAVE TO SEEK CONTRIBUTIONS FROM THE SELLER PARTIES UNDER SECTION 113(F)(I) OF THE COMPREHENSIVE ENVIRONMENTAL RESPONSE COMPENSATION AND LIABILITY ACT OF 1980 ("CERCLA"), AS AMENDED BY THE SUPERFUND AMENDMENTS AND REAUTHORIZATION ACT OF 1986 ("SARA") (42 U.S.C. ss.9613), AS THE SAME MAY BE FURTHER AMENDED OR REPLACED BY ANY SIMILAR LAW, RULE OR REGULATION; AND (4) ANY AND ALL LIABILITY WHETHER KNOWN OR UNKNOWN NOW OR HEREAFTER EXISTING WITH RESPECT TO THE PROPERTY UNDER SECTION 107 OF CERCLA (42 U.S.C. ss.9607). THE FOREGOING WAIVER AND RELEASE SHALL NOT EXTEND OR APPLY TO THE FOLLOWING: (A) ANY BREACH BY SELLER OF SELLER'S REPRESENTATIONS AND WARRANTIES SET FORTH IN PARAGRAPH 9.1, (B) ANY CLAIMS BROUGHT AGAINST BUYER BY THIRD PARTIES (UNAFFILIATED TO BUYER) FOR PERSONAL INJURY, WHICH CLAIMS ACCRUED OR AROSE PRIOR TO THE CLOSING, AND (C) ANY CLAIMS BROUGHT AGAINST BUYER BY THIRD PARTIES (UNAFFILIATED TO BUYER) ARISING FROM SELLER'S BREACH OF CONTRACT OR SELLER'S CONDUCT NOT INVOLVING THE PHYSICAL OR ENVIRONMENTAL CONDITION OF THE PROPERTY.

                  ------------------
                             -----------------
                  SELLER'S INITIALS
                             BUYER'S INITIALS

THE TERMS OF PARAGRAPH 14.1 AND 14.2 SHALL SURVIVE THE CLOSE OF ESCROW AND RECORDATION OF THE DEED.

                  14.3 NOTICE OF POTENTIAL CLAIM. To the extent that Jim Patterson, as Asset Manager for Seller, receives written notice of an actual claim regarding the Property for which Buyer is alleged to have liability, Seller shall forward a copy of such written notice to Buyer. The obligations set forth in this Paragraph 14.3 shall survive the Closing for one (1) year.

    15. GENERAL PROVISIONS.

                  15.1       ASSIGNMENT.

                             (a)   This Agreement shall be binding upon and
shall inure to the benefit of Buyer and Seller and their respective successors and permitted assigns.

                             (b)   Except for an assignment to an affiliate of
Buyer, a majority of interest in which is owned or controlled by Buyer, Buyer may only assign this Agreement and any interest or right under this Agreement or under the Escrow after obtaining Seller's prior written consent, in Seller's sole and absolute discretion. Any assignment shall not relieve Buyer of its obligations under this Agreement.

                  15.2 ATTORNEYS' FEES AND/OR COSTS. In any action or proceeding between the parties to enforce or interpret any of the terms or provisions of this Agreement, the prevailing party in the action or proceeding shall be entitled to recover from the non-prevailing party, in addition to damages, injunctive relief or other relief, its reasonable costs and expenses, including, without limitation, costs and reasonable attorneys' fees, both at trial and on appeal.

                  15.3 NOTICES AND APPROVALS. All notices, approvals or other communications (collectively, "Notices") required or permitted under this Agreement shall be in writing, and shall be sent by one or more of the following: (i) personally delivered, (ii) sent by overnight mail (Federal Express or the like), (iii) sent by registered or certified mail, postage prepaid, return receipt requested, or (iv) sent by facsimile (provided that a follow-up hard copy of the facsimile is sent the same day by one of the other above methods). Notices shall be deemed received upon the earlier of (i) if personally delivered, the day of delivery, to the address of the person to receive such Notice, (ii) if sent by overnight mail, the first business day following its deposit in such overnight facility, (iii) if mailed, two (2) business days after the date of posting by the United State Post Office, or (iv) if by facsimile, the date of transmission. If multiple methods of providing notice have been used, the earlier date of deemed notice shall govern. In order to be effective, all Notices must be directed to the appropriate parties as follows.

    To Seller:
    IB Brell, L.P.

    c/o Koll Bren Realty Advisors, Inc.

    125 Summer Street, Suite 1640

    Boston, Massachusetts  02110

    Attention:    James H. Patterson, II, Vice President


    Telephone:    (617) 345-0600

    Facsimile:    (617) 345-9200

    With copies to:
    James Chiboucas, Esq.

    4343 Von Karman Avenue

    Newport Beach, California 92660

    Telephone:    (714) 833-3030, ext. 398

    Facsimile:    (714) 852-9472


                             and


    Scarinci & Hollenbeck

    500 Plaza Drive, P.O. Box 3189

    Secaucus, New Jersey   07096-3189

    Attention:    Victor E. Kinon, Esq.

    Telephone:    (201) 392-8900

    Facsimile:    (201) 348-3877

    To Buyer:
    Mack-Cali Realty, L.P. a Delaware Limited Partnership

    11 Commerce Drive

    Cranford, New Jersey  07016

    Attention:    Timothy M. Jones, EVP

    Telephone:    (908) 272-8000

    Facsimile:    (908) 272-6755
                             and


    Mack-Cali Realty Acquisition Corporation

    11 Commerce Drive

    Cranford, New Jersey  07016

    Attention:    Roger W. Thomas, Executive Vice President

    Telephone:    (908) 272-8000

    Facsimile:    (908) 272-6755

    With a copy to:
    Andrew Levine, Esq.

    Pryor Cashman Sherman & Flynn

    410 Park Avenue

    New York, New York 10023

    Telephone:    (212) 326-0414

    Telecopier:   (212) 326-0806

    To Escrow Holder:
    Chicago Title Company

    16969 Von Karman Avenue

    Irvine, California 92606

    Attention:    Joy Eaton

    Telephone:    (714) 263-0123

    Facsimile:    (714) 263-0356

                  15.4 CONTROLLING LAW. This Agreement shall be deemed to be entered into within Hudson County and shall be construed under the laws of the State of New Jersey in effect at the time of the signing of this Agreement.

                  15.5 TITLES AND CAPTION. Titles and captions are for convenience only and shall not constitute a portion of this Agreement. References to Paragraph numbers are to Paragraphs in this Agreement, unless expressly stated otherwise.

                  15.6 INTERPRETATION. As used in this Agreement, mas culine, feminine or neuter gender and the singular or plural number shall each be deemed to include the others where and when the context so dictates. The word "including" shall be construed as if followed by the words "without limitation." If a dispute arises over the interpretation or construction of any provision, term or word contained in this Agreement, this document shall be interpreted and construed neutrally, and not against either Buyer or Seller.

                  15.7 NO WAIVER. A waiver by either party of a breach of any of the covenants, conditions or obligations under this Agreement to be performed by the other party shall not be con strued as a waiver of any succeeding breach of the same or other covenants, conditions or obligations of this Agreement.

                  15.8 MODIFICATIONS. Any alteration, change or modifi cation of or to this Agreement, in order to become effective, shall be made in writing and in each instance signed on behalf of each party.

                  15.9 SEVERABILITY. If any term or provision of this Agreement, or its application to any party or set of circum stances, shall be held, to any extent, invalid or unenforceable, the remainder of this Agreement, or the application of the term or provision to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected, and each shall be valid and enforceable to the fullest extent permitted by law.

                  15.10 INTEGRATION OF PRIOR AGREEMENTS AND UNDERSTANDINGS. This Agreement contains the entire understanding between the parties relating to the transaction contemplated by this Agreement. All prior or contemporaneous agreements, understandings, representations, warranties and statements, whether oral or written, expressed or implied, are superseded in their entirety by this Agreement, and are of no force or effect, in whole or in part.

                  15.11 NOT AN OFFER. Seller's delivery of unsigned copies of this Agreement is solely for the purposes of review by Buyer, and neither the delivery nor any prior communications between Buyer and Seller, whether oral or written, shall in any way be construed as an offer by Seller, nor in any way imply that

Seller is under any obligation to enter the transaction which is the subject of this Agreement. The signing of this Agreement by Buyer constitutes an offer which shall not be deemed accepted by Seller unless and until Seller has signed this Agreement and delivered a duplicate original to Buyer.

                  15.12 TIME OF ESSENCE. Time is expressly made of the essence as to the performance of each and every obligation and condition of this Agreement.

                  15.13 POSSESSION OF PROPERTY. Buyer shall be entitled to possession of the Property only after the Closing and not before.

                  15.14 COUNTERPARTS. This Agreement may be signed in multiple counterparts which shall, when signed by all parties constitute a binding agreement.

                  15.15 EXHIBITS INCORPORATED BY REFERENCE. All exhibits attached to this Agreement are incorporated in this Agreement by this reference.

                  15.16 COMPUTATION OF TIME. The time in which any act is to be done under this Agreement is computed by excluding the first day (such as the Effective Date), and including the last day, unless the last day is a holiday or Saturday or Sunday, and then that day is also excluded. All references to time shall be deemed to refer to Eastern Standard Time.

                  15.17 JOINT AND SEVERAL LIABILITY. If Buyer is composed of more than one individual or entity, all obligations and liabilities of Buyer under this Agreement shall be joint and several as to each of those individuals or entities who compose Buyer.

                  15.18 BUYER'S WORK PRODUCT CONCERNING THE PROPERTY. If for any reason Buyer fails to purchase the Property, and as a condition to the return of the Deposit to Buyer (if Buyer is so entitled), Buyer shall promptly deliver to Seller, at no cost or expense to Seller, all test results, studies, plans, or other materials prepared by Buyer, or its agents, employees or contractors, relating to the physical, environmental, engineering, or survey condition of the Property ("Work
Product"), except to the extent protected by the attorney-client or attorney work product privileges. Also, Buyer will not be required to deliver any Work Product to Seller, the delivery of which would result in Buyer's violation of any terms of its written agreement with the preparer of the Work Product provided, that Buyer shall use all reasonable efforts to enter into agreements with preparers of Work Product which do not prohibit the delivery of the Work Product to Seller. Following delivery, Seller may use this Work Product for any purpose. However, the delivery of any Work Product to Seller will be without any representation or warranty by Buyer as to the accuracy and validity of the content, information, or conclusions contained in the Work Product.

                  15.19 NO OBLIGATIONS TO THIRD PARTIES. The execution and delivery of this Agreement shall not be deemed to confer any rights upon, nor obligate any of the parties to this Agreement to, any person or entity other than Seller and Buyer. There are not any third party beneficiaries to this Agreement, including, without limitation, the Broker.

                  15.20 SURVIVAL OF COVENANTS. Except as otherwise limited pursuant to the terms of the Agreement, the covenants, agreements, indemnitees, representations and warranties of Buyer and Seller shall survive the Close of Escrow and shall not merge into the Deed.

"SELLER"


IB Brell, L.P., a Delaware limited partnership


By:               KB Investors V, a California general
    partnership, general partner


    By:           KE Holdings, L.P., a Washington limited

                  partnership, general partner


                  By:        Koll Investment Management, Inc.,
                             a California corporation, general partner

                             By:       ____________________
                                       Charles J. Schreiber, Jr.,
                                       Executive Vice President

"BUYER"


    Mack-Cali Realty, L.P. a Delaware Limited Partnership




    By:           Mack-Cali Realty Corporation
                  a Maryland Corporation



                  By:



                  Name:


                  Title: